Exhibit 99.1
Imperial providing energy security while reducing emissions

Brad Corson speaks to investments in strategic projects in support of a lower-emission future

Calgary, AB – June 7, 2024 – Imperial (TSE: IMO, NYSE American: IMO) CEO Brad Corson, presented to the federal Standing Committee on Environment and Sustainable Development on June 6 to share how the company is working to supply Canada’s energy needs reliably, safely and securely, while providing benefits to the economy and taking action to reduce emissions.

Opening statement

Good afternoon, Mr. Chair, and members of the committee.

In this meeting today, and every day that Imperial carries out our business across the country, we do so on the traditional territories of First Nations, Métis and Inuit who have lived on and cared for these lands for centuries. I, and Imperial, come here today fully committed to our reconciliation journey.

“Imperial produces oil and gas and manufactures petroleum products that are essential to Canada’s energy security needs, vital to improving the standard of living for all Canadians, while significantly benefitting the Canadian economy in the form of job creation and supporting federal and provincial treasuries with substantial tax and royalty revenues.

Recent years have highlighted the importance of both doing our part to provide energy supply security and taking action to reduce emissions in support of a net-zero future while growing value for our shareholders and other stakeholders. Imperial has worked diligently on emission reduction roadmaps and business plans to lower GHG intensity in our operations and provide lower life-cycle emission product solutions to our customers.

Our decarbonization strategy includes lowering intensity and absolute emissions at our upstream and downstream assets, lowering the emissions intensity of our products for customers, and launching a low carbon solutions business to help others decarbonize in ‘hard to abate’ sectors.

I am pleased to share that Imperial has implemented a company-wide goal to achieve net-zero scope 1 and 2 emissions, from operated assets by 2050 through technology advancements and collaboration with government and our industry partners.

Building on Imperial’s previous success of reducing GHG intensity in our operated oil sands facilities by more than 20 percent between 2013 and 2016, Imperial aims to further reduce the GHG intensity of these assets by 30 percent compared with 2016 levels by the end of 2030. I am pleased to note that we have already achieved approximately a 10 per cent reduction in year-end greenhouse gas emissions intensity, compared to 2016.

The company is making significant progress and plans to achieve this reduction through many initiatives, including energy efficiency improvements, next generation solvent technologies at our Cold Lake operation, using renewable diesel in our mining fleet at Kearl, and carbon capture and storage as part of our collaboration with the Pathways Alliance.

Last month we started production at our Grand Rapids project at Cold Lake using technology expected to reduce GHG emissions intensity up to 40 percent compared to traditional methods. We are also piloting other technologies that could reduce GHG emissions intensity by up to 90 percent over traditional recovery methods.

After more than a century, Imperial continues to be an industry leader in applying technology and innovation to responsibly develop Canada’s energy resources. As Canada’s largest petroleum refiner, a major producer of crude oil, a key petrochemical producer and a leading fuels marketer from coast to coast, our company remains committed to high standards across all areas of our business.
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Right now, we are building Canada’s largest renewable diesel project at our Strathcona Refinery in Edmonton, which starting next year will produce more than one billion litres of renewable diesel annually from locally sourced agricultural feedstocks.

This renewable diesel will help reduce emissions for our customers by about 3 million metric tons per year. We are investing $720 million in this facility, which has created 600 construction jobs and could be foundational for creating a low-carbon hydrogen value chain in Alberta.

Imperial is also exploring the potential for lithium from brine extraction with an eye to create a domestic supply chain of a key critical mineral for use in EV batteries. We have also tested bio-based co-processing at our refineries to deliver carbon intensity reductions in our finished products.

For greater detail on these initiatives, Imperial has shared our latest Advancing Climate Solutions report with the committee.

Over Imperial’s 140-plus year history, some business fundamentals have not changed: the investments we make are long-term, and we operate in a global market that is subject to the cyclical nature of commodity prices. This cycle results in good years, including 2022 which was our most profitable, which followed 2020, our least profitable, when Imperial reported a net loss of over $1.8 billion dollars.

Through it all, Imperial has steadfastly reinvested in the business, including more than $2.5 billion spent on research and development over the last 20 years.

Recognizing successful technologies can take decades to commercialize, effective strategies and solutions to supply secure, affordable, accessible, reliable energy and reduce emissions is paramount as we work through the energy transition. Public policy, technology and investment must intersect to close the gap between reality and ambition.

Only through joint efforts between government, industry, customers, and Indigenous peoples will Canada be successful in unlocking its potential as a global energy leader in a lower-emission economy. On behalf of the over 5,000 employees of Imperial, I am very proud of the work we do to reliably deliver energy for Canadians as we provide full value of this resource for Canada and our shareholders in support of a lower-emission future.

More information

Read Imperial’s Advancing Climate Solutions report, which highlights our efforts to grow shareholder value and play a key role in the transformation to a lower-emission future.

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For further information:

Investor relations	Media relations
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Source: Imperial
After more than a century, Imperial continues to be an industry leader in applying technology and innovation to responsibly develop Canada’s energy resources. As Canada’s largest petroleum refiner, a major producer of crude oil, a key petrochemical producer and a leading fuels marketer from coast to coast, our company remains committed to high standards across all areas of our business.
imperialoil.ca ∙ youtube.com/ImperialOil ∙ twitter.com/ImperialOil ∙ linkedin.com/company/Imperial-Oil ∙ facebook.com/ImperialOilLimited

Forward-looking statements: Statements of future events or conditions in this release, including projections, targets, expectations, estimates, and business plans and strategies, are forward-looking statements. Similarly, discussion of roadmaps or future plans related to carbon capture, transportation and storage, biofuel, lithium, hydrogen, and other future plans to reduce emissions and emission intensity of the company, its affiliates and third parties are dependent on future market factors, such as continued technological progress, policy support and timely rule-making and permitting, and represent forward-looking statements. Forward-looking statements in this release include, but are not limited to, references to the company-wide net-zero goal (Scope 1 and 2) by 2050 and the company’s greenhouse gas emissions intensity goal for 2030 for its operated oil sands facilities; the impact of the Cold Lake Grand Rapids project, including expected production and potential reductions to greenhouse gas emissions intensity; the potential emissions intensity reductions of technologies being piloted; the company’s Strathcona renewable diesel project, including timing, amount of investment, expected production, feedstock sources, and reductions to greenhouse gas emissions; and impact of the Pathways Alliance carbon capture and storage project.

Forward-looking statements are based on the company's current expectations, estimates, projections and assumptions at the time the statements are made. Actual future financial and operating results, including expectations and assumptions concerning future energy demand, supply and mix; project plans, timing, costs, technical evaluations and capacities, and the company’s ability to effectively execute on these plans and operate its assets, including the Cold Lake Grand Rapids project and the Strathcona renewable diesel project; the adoption and impact of new facilities or technologies on reductions to greenhouse gas emissions, including but not limited to technologies using solvents to replace energy intensive steam at Cold Lake, Strathcona renewable diesel, carbon capture and storage, and any changes in the scope, terms, or costs of such projects; that any required support from policymakers and other stakeholders for various new technologies will be provided; the availability and cost of locally-sourced and grown feedstock and the supply of renewable diesel to British Columbia in connection with its low-carbon fuel legislation; the amount and timing of emissions reductions, including the impact of lower carbon fuels; the results of research programs and new technologies, including with respect to greenhouse gas emissions, and the ability to bring new technologies to scale on a commercially competitive basis, and the competitiveness of alternative energy and other emission reduction technologies; the receipt, in a timely manner, of regulatory and third-party approvals, including for new technologies that will help the company meet its lower emissions goals; performance of third-party service providers; commodity prices, foreign exchange rates and general market conditions; the ability to offset any ongoing inflationary pressures; capital and environmental expenditures; and applicable laws and government policies, including with respect to climate change, greenhouse gas emissions reductions and low carbon fuels, could differ materially depending on a number of factors.

These factors include global, regional or local changes in supply and demand for oil, natural gas, petroleum and petrochemical products and resulting demand, price, differential and margin impacts, including foreign government action with respect to supply levels and prices, and the occurrence of wars; political or regulatory events, including changes in law or government policy; environmental regulation, including climate change and greenhouse gas regulation and changes to such regulation; failure, delay or uncertainty regarding supportive policy and market development for the adoption of emerging lower emission energy technologies and other technologies that support emissions reductions; the receipt, in a timely manner, of regulatory and third-party approvals, including for new technologies that will help the company meet its lower emission goals; third-party opposition to company and service provider operations, projects and infrastructure; project management and schedules and timely completion of projects; unanticipated technical or operational difficulties; availability and performance of third-party service providers; general economic conditions, including inflation and the occurrence and duration of economic recessions or downturns; and other factors discussed in

After more than a century, Imperial continues to be an industry leader in applying technology and innovation to responsibly develop Canada’s energy resources. As Canada’s largest petroleum refiner, a major producer of crude oil, a key petrochemical producer and a leading fuels marketer from coast to coast, our company remains committed to high standards across all areas of our business

imperialoil.ca ∙ youtube.com/ImperialOil ∙ twitter.com/ImperialOil ∙ linkedin.com/company/Imperial-Oil ∙ facebook.com/ImperialOilLimited

Item 1A Risk factors and Item 7 Management’s discussion and analysis in the company’s most recent annual report on Form 10-K.

Forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, some that are similar to other oil and gas companies and some that are unique to Imperial. Imperial’s actual results may differ materially from those expressed or implied by its forward-looking statements and readers are cautioned not to place undue reliance on them. Imperial undertakes no obligation to update any forward-looking statements contained herein, except as required by applicable law.

Forward-looking and other statements regarding Imperial's environmental, social and other sustainability efforts and aspirations are not an indication that these statements are material to investors or require disclosure in the company's filings with securities regulators. In addition, historical, current and forward-looking environmental, social and sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future, including future rule-making. Individual projects or opportunities may advance based on a number of factors, including availability of supportive policy, technology for cost-effective abatement, company planning process, and alignment with Imperial’s partners and other stakeholders.

Source: Imperial
After more than a century, Imperial continues to be an industry leader in applying technology and innovation to responsibly develop Canada’s energy resources. As Canada’s largest petroleum refiner, a major producer of crude oil, a key petrochemical producer and a leading fuels marketer from coast to coast, our company remains committed to high standards across all areas of our business.
imperialoil.ca ∙ youtube.com/ImperialOil ∙ twitter.com/ImperialOil ∙ linkedin.com/company/Imperial-Oil ∙ facebook.com/ImperialOilLimited